                                                                   EXHIBIT 10(e)

                                                                  EXECUTION COPY



================================================================================





                               CROWN CRAFTS, INC.

                    NOTE PURCHASE AND PRIVATE SHELF FACILITY




                                  $25,000,000


               7.27%  SENIOR SERIES A NOTES DUE OCTOBER 12, 2005


                                  $25,000,000


                             PRIVATE SHELF FACILITY





                          DATED AS OF OCTOBER 12, 1995





================================================================================

                                                    TABLE OF CONTENTS
                                                 (Not Part of Agreement)
                                                                                                                     PAGE
                                                                                                                     ----

1.       AUTHORIZATION OF ISSUE OF NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1A.  Authorization of Issue of Series A Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1B.  Authorization of Issue of Shelf Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

2.       PURCHASE AND SALE OF NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2A.       Purchase and Sale of Series A Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2B.       Purchase and Sale of Shelf Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                   2B(1).         Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                   2B(2).         Issuance Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                   2B(3).         Periodic Spread Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                   2B(4).         Request for Purchase  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                   2B(5).         Rate Quotes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                   2B(6).         Acceptance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                   2B(7).         Market Disruption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                   2B(8).         Facility Closings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                   2B(9).         Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                   2B(9)(i).      Facility Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                   2B(9)(ii).     Issuance Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                   2B(9)(iii).    Delayed Delivery Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                   2B(9)(iv).     Cancellation Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

3.       CONDITIONS OF CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         3A.       Certain Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         3B.       Representations and Warranties; No Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         3C.       Purchase Permitted by Applicable Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         3D.       Payment of Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

4.       PREPAYMENTS .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         4A.       Required Prepayments of Series A Notes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         4B.       Required Prepayments of Shelf Notes.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         4C.       Optional Prepayment with Yield-Maintenance Amount    . . . . . . . . . . . . . . . . . . . . . . . . 9
         4D.       Notice of Optional Prepayment    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         4E.       Prepayment Upon Change of Control    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         4F.       Application of Required Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4G.       Retirement of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

5.       AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         5A.       Reporting Requirements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                   5A(1).         Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                   5A(2).         Officer's Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                   5A(3).         Accountant's Letter.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                   5A(4).         Notice of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                   5A(5).         Rule 144A Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

         5B.       Inspection of Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5C.       Covenant to Secure Notes Equally.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5D.       Maintenance of Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5E.       Guaranteed Obligations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

6.       NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         6A.       Financial Ratios   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         6B.       Liens, and Other Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                   6B(1).         Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                   6B(2).         Investments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                   6B(3).         Sale of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                   6B(4).         Merger and Consolidation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                   6B(5).         Sale or Discount of Receivables . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                   6B(6).         Certain Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                   6B(7).         Transactions with Related Parties . . . . . . . . . . . . . . . . . . . . . . . . .  17

         6C.       ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         6D.       Environmental Matters    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

7.       EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         7A.       Acceleration   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         7B.       Rescission of Acceleration   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         7C.       Notice of Acceleration or Rescission   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         7D.       Other Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

8.       REPRESENTATIONS, COVENANTS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         8A.       Organization and Qualification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         8B.       Financial Statements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         8C.       Actions Pending    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         8D.       Outstanding Debt   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         8E.       Title to Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         8F.       Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         8G.       Conflicting Agreements and Other Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         8H.       Offering of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         8I.       Regulation G, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

         8J.       Compliance with Laws and Regulations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         8K.       ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         8L.       Governmental Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         8M.       Holding Company and Investment Company Status  . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         8N.       Possession of Franchises, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         8O.       Patents, Etc..   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         8P.       Disclosure.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         8Q.       Hostile Tender Offers    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

9.       REPRESENTATIONS OF THE PURCHASERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

10.      DEFINITIONS; ACCOUNTING MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         10A.      Yield-Maintenance Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         10B.      Other Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         10C.      Accounting Principles, Terms and Determinations  . . . . . . . . . . . . . . . . . . . . . . . . .  37

11.      MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         11A.      Note Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         11B.      Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         11C.      Consent to Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         11D.      Form, Registration, Transfer and Exchange of Notes;
                   Lost Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         11E.      Persons Deemed Owners; Participations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         11F.      Survival of Representations and Warranties;
                   Entire Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         11G.      Successors and Assigns   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         11H.      Independence of Covenants    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         11I.      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         11J.      Payments Due on Non-Business Days  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         11K.      Descriptive Headings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         11L.      Satisfaction Requirement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         11M.      Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         11N.      Severability of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         110.      Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         11P.      Binding Agreement    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

                             EXHIBITS AND SCHEDULES


Purchaser Schedule
Information Schedule


EXHIBIT A-1      --   Form of Series A Note
EXHIBIT A-2      --   Form of Shelf Note
EXHIBIT B        --   Form of Request for Purchase
EXHIBIT C        --   Form of Confirmation of Acceptance
EXHIBIT D-1      --   Form of Opinion of Counsel, Series A Note Closing
EXHIBIT D-2      --   Form of Opinion of Counsel, Shelf Note Closing

SCHEDULE 8A      --   Subsidiaries
SCHEDULE 8G      --   Agreements Restricting Debt

                               CROWN CRAFTS, INC.
                             1600 Riveredge Parkway
                                   Suite 200
                             Atlanta, Georgia 30328


                                                                October 12, 1995

The Prudential Insurance Company
 of America ("PRUDENTIAL")
Each Prudential Affiliate (as hereinafter defined) which becomes bound by certain provisions of this Agreement as hereinafter provided (together with Prudential, the "PURCHASERS")


c/o Prudential Capital Group
Four Gateway Center
100 Mulberry Street
Newark, N.J. 07102


Ladies and Gentlemen:

                      The undersigned, CROWN CRAFTS, INC. (herein called the "Company"), hereby agrees with you as follows:

                 1.         AUTHORIZATION OF ISSUE OF NOTES.

                 1A.        AUTHORIZATION OF ISSUE OF SERIES A NOTES.  The
Company will authorize the issue of its senior promissory notes (the "SERIES A NOTES") in the aggregate principal amount of $25,000,000, to be dated the date of issue thereof, to mature October 12, 2005, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 7.27% per annum and on overdue principal, Yield- Maintenance Amount and interest at the rate specified therein, and to be substantially in the form of Exhibit A-1 attached hereto. The terms "SERIES A NOTE" and "SERIES A NOTES" as used herein shall include each Series A Note delivered pursuant to any provision of this Agreement and each Series A Note delivered in substitution or exchange for any such Series A Note pursuant to any such provision.

                 1B.        AUTHORIZATION OF ISSUE OF SHELF NOTES.  The Company
will authorize the issue of its additional senior promissory notes (the "SHELF NOTES") in the aggregate principal amount of $25,000,000, to be dated the date of issue thereof, to mature, in the case of each Shelf Note so issued, no more than 10 years after the date of original issuance thereof, to have an average life, in the case of each Shelf Note so issued, of no more than 8 years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such Shelf Note delivered pursuant to paragraph 2B(6), and to be substantially in the form of Exhibit A-2 attached hereto. The terms "SHELF NOTE" and "SHELF NOTES" as used herein shall include each Shelf Note delivered pursuant to any provision of this Agreement and each Shelf Note delivered in substitution or exchange for any such Shelf Note pursuant to any such provision. The terms "NOTE" and "NOTES" as used herein shall include each Series A Note and each Shelf Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate,
(v) the same interest payment periods and (vi) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note's ultimate predecessor Note was issued), are herein called a "SERIES" of Notes.

                 2.         PURCHASE AND SALE OF NOTES.

                 2A.        PURCHASE AND SALE OF SERIES A NOTES.  The Company
hereby agrees to sell to each Purchaser, and, subject to the terms and conditions herein set forth, each Purchaser agrees to purchase from the Company the aggregate principal amount of Series A Notes set forth opposite its name on the Purchaser Schedule attached hereto at 100% of such aggregate principal amount. On October 12, 1995 (herein called the "SERIES A CLOSING DAY"), the Company will deliver to each Purchaser at the offices of Prudential Capital Group, Four Gateway Center, 100 Mulberry Street, Newark, New Jersey 07102, one or more Series A Notes registered in its name, evidencing the aggregate principal amount of Series A Notes to be purchased by such Purchaser and in the denomination or denominations specified with respect to such Purchaser in the Purchaser Schedule attached hereto, against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account #14-864-502 at Wachovia Bank of Georgia, ABA Routing Number 061-000-010.

                 2B.        PURCHASE AND SALE OF SHELF NOTES.

                 2B(1).     FACILITY.  Prudential is willing to consider, in
its sole discretion and within limits which may be authorized for purchase by Prudential and Prudential Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Shelf Notes is herein called the "FACILITY". At any time, the aggregate principal amount of Shelf Notes stated in paragraph 1B, minus the aggregate principal amount of Shelf Notes purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, plus the aggregate principal amount of Shelf Notes purchased and sold pursuant to this Agreement and thereafter retired prior to such time is herein called the "AVAILABLE FACILITY AMOUNT" at such time. NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF SHELF NOTES, THIS AGREEMENT IS ENTERED

INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

                 2B(2).     ISSUANCE PERIOD.  Shelf Notes may be issued and
sold pursuant to this Agreement until the earlier of (i) the second anniversary of the date of this Agreement (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, a notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day), (iii) termination of the Facility pursuant to paragraph 7 of this Agreement, and (iv) acceleration of any Note pursuant to paragraph 7 of this Agreement. The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the "ISSUANCE PERIOD".

                2B(3).      PERIODIC SPREAD INFORMATION.  Not later than 9:30
A.M. (New York City local time) on a Business Day during the Issuance Period if there is an Available Facility Amount on such Business Day, the Company may request by telecopier or telephone, and Prudential will, to the extent reasonably practicable, provide to the Company on such Business Day (or, if such request is received after 9:30 A.M. (New York City local time) on such Business Day, on the following Business Day), information (by telecopier or telephone) with respect to various spreads at which Prudential or Prudential Affiliates might be interested in purchasing Shelf Notes of different average lives; provided, however, that the Company may not make such requests more frequently than once in every five Business Days or such other period as shall be mutually agreed to by the Company and Prudential. The amount and content of information so provided shall be in the sole discretion of Prudential but it is the intent of Prudential to provide information which will be of use to the Company in determining whether to initiate procedures for use of the Facility. Information so provided shall not constitute an offer to purchase Shelf Notes, and neither Prudential nor any Prudential Affiliate shall be obligated to purchase Shelf Notes at the spreads specified. Information so provided shall be representative of potential interest only for the period commencing on the day such information is provided and ending on the earlier of the fifth Business Day after such day or the first day after such day on which further spread information is provided. Prudential may suspend or terminate providing information pursuant to this paragraph 2B(3) for any reason, including its determination that the credit quality of the Company has declined since the date of this Agreement.

                2B(4).      REQUEST FOR PURCHASE.  The Company may from time to
time during the Issuance Period make requests for purchases of Shelf Notes (each such request being herein called a "REQUEST FOR PURCHASE"). Each Request for Purchase shall be made to Prudential by telecopier or overnight delivery service, and shall (i) specify the aggregate principal amount of Shelf Notes covered thereby, which shall not be less than $5,000,000 and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final maturities, principal prepayment dates and amounts and interest payment periods (quarterly or semi-annual in arrears) of the Shelf Notes covered thereby, (iii) specify the use of proceeds of such Shelf Notes, (iv) specify the proposed day for the closing of the purchase and sale of such Shelf Notes, which shall be a Business Day during the Issuance Period not less than 10 days and not more than 25 days after the making of such Request for Purchase, (v) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Shelf Notes are to be transferred on the Closing Day for such purchase and sale, (vi) certify that the representations and warranties contained in paragraph 8 are true on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default, and (viii) be substantially in the form of Exhibit B attached hereto. Each Request for Purchase shall be in writing and shall be deemed made when received by Prudential.

                2B(5).      RATE QUOTES.  Not later than five Business Days
after the Company shall have given Prudential a Request for Purchase pursuant to paragraph 2B(4), Prudential may, but shall be under no obligation to, provide to the Company by telephone or telecopier, in each case between 9:30 A.M. and 1:30 P.M. New York City local time (or such later time as Prudential may elect) interest rate quotes for the several principal amounts, maturities, principal prepayment schedules, and interest payment periods of Shelf Notes specified in such Request for Purchase. Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such Shelf Notes at which Prudential or a Prudential Affiliate would be willing to purchase such Shelf Notes at 100% of the principal amount thereof.

                2B(6).      ACCEPTANCE.  Within 30 minutes after Prudential
shall have provided any interest rate quotes pursuant to paragraph 2B(5) or such shorter period as Prudential may specify to the Company (such period herein called the "ACCEPTANCE WINDOW"), the Company may, subject to paragraph 2B(7), elect to accept such interest rate quotes as to not less than $5,000,000 aggregate principal amount of the Shelf Notes specified in the related Request for Purchase. Such election shall be made by an Authorized Officer of the Company notifying Prudential by telephone or telecopier within the Acceptance Window that the Company elects to accept such interest rate quotes, specifying the Shelf Notes (each such Shelf Note being herein called an "ACCEPTED NOTE") as to which such acceptance (herein called an "ACCEPTANCE") relates. The day the Company notifies an Acceptance with respect to any Accepted Notes is herein called the "ACCEPTANCE DAY" for such Accepted Notes. Any interest rate quotes as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. Subject to paragraph 2B(7) and the other terms and conditions hereof, the Company agrees to sell to Prudential or a Prudential Affiliate, and Prudential agrees to purchase, or to cause the purchase by a Prudential Affiliate of, the Accepted Notes at 100% of the principal amount of such Notes. As soon as practicable following the Acceptance Day, the Company, Prudential and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit C attached hereto (herein called a "CONFIRMATION OF ACCEPTANCE"). If the Company should fail to execute and return to Prudential within three Business Days following receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, Prudential may at its election at any time prior to its receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Company in writing.

                2B(7).      MARKET DISRUPTION.  Notwithstanding the provisions
of paragraph 2B(5), if Prudential shall have provided interest rate quotes pursuant to paragraph 2B(5) and thereafter prior to the time an Acceptance with respect to such quotes shall have been notified to Prudential in accordance with paragraph 2B(6) the domestic market for U.S. Treasury securities or derivatives shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or derivatives, then such interest rate quotes shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. If the Company thereafter notifies Prudential of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company that the provisions of this paragraph 2B(7) are applicable with respect to such Acceptance.

                2B(8).      FACILITY CLOSINGS.  Not later than 11:30 A.M. (New
York City local time) on the Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of the Prudential Capital Group, Four Gateway Center, 100 Mulberry Street, Newark, New Jersey 07102, Attention: Law Department, the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Day, dated the Closing Day and registered in such Purchaser's name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account specified in the Request for Purchase of such Notes. If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in this paragraph 2B(8), or any of the conditions specified in paragraph 3 shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 1:00 P.M., New York City local time, on such scheduled Closing Day notify Prudential (which notification shall be deemed received by each Purchaser) in writing whether (i) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 10 Business Days after such scheduled Closing Day (the "RESCHEDULED CLOSING DAY") and certify to Prudential (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in paragraph 3 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with paragraph 2B(9)(iii) or (ii) such closing is to be canceled. In the event that the Company shall fail to give such notice referred to in the preceding sentence, Prudential (on behalf of each Purchaser) may at its election, at any time after 1:00 P.M., New York City local time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled. Notwithstanding anything to the contrary appearing in this Agreement, the Company may elect to reschedule a closing with respect to any given Accepted Notes on not more than one occasion, unless Prudential shall have otherwise consented in writing.


                2B(9).      FEES.

             2B(9)(i).      FACILITY FEE.  In consideration for the time,
effort and expense involved in the preparation, negotiation and execution of this Agreement, at the time of the execution and delivery of this Agreement, the Company will pay to Prudential in immediately available funds a fee (herein called the "FACILITY FEE") in the amount of $20,000. Payment of the Facility Fee, or any Issuance Fee, Delayed Delivery Fee or Cancellation Fee pursuant to this Agreement shall be made in immediately available funds to Prudential's account #050-54-526 at Morgan Guaranty Trust Company of New York, ABA #021-000-238.

            2B(9)(ii).      ISSUANCE FEE.  The Company will pay to Prudential
in immediately available funds a fee (herein called the "ISSUANCE FEE") on each Closing Day (other than the Series A Closing Day or any Closing Day that occurs prior to April 12, 1996) in an amount equal to 0.15% of the aggregate principal amount of Notes sold on such Closing Day,

           2B(9)(iii).      DELAYED DELIVERY FEE.  If the closing of the
purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note, the Company will pay to Prudential
(a) on the Cancellation Date or actual closing date of such purchase and sale and (b) if earlier, the next Business Day following 90 days after the Acceptance Day for such Accepted Note and on each Business Day following 90 days after the prior payment hereunder, a fee (herein called the "DELAYED DELIVERY FEE") calculated as follows:

                           (BEY - MMY) X DTS/360 X PA

where "BEY" means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Note, "MMY" means Money Market Yield, i.e., the yield per annum on a commercial paper investment of the highest quality selected by Prudential on the date Prudential receives notice of the delay in the closing for such Accepted Note having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days (a new alternative investment being selected by Prudential each time such closing is delayed); "DTS" means Days to Settlement, i.e., the number of actual days elapsed from and including the original Closing Day with respect to such Accepted Note (in the case of the first such payment with respect to such Accepted Note) or from and including the date of the next preceding payment (in the case of any subsequent delayed delivery fee payment with respect to such Accepted Note) to but excluding the date of such payment; and "PA" means Principal Amount, i.e., the principal amount of the Accepted Note for which such calculation is being made. In no case shall the Delayed Delivery Fee be less than zero. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with paragraph 2B(8).

           2B(9)(iv).       CANCELLATION FEE.  If the Company at any time
notifies Prudential in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note, or if Prudential notifies the Company in writing under the circumstances set forth in the last sentence of paragraph 2B(7) or the penultimate sentence of paragraph 2B(8) that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being herein called the "CANCELLATION DATE"), the Company will pay the Purchasers in immediately available funds an amount (the "CANCELLATION FEE") calculated as follows:

                                    PI X PA

where "PI" means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Notes(s) on the Acceptance Day for such Accepted Note by (b) such bid price; and "PA" has the meaning ascribed to it in paragraph 2B(9)(iii). The foregoing bid and ask prices shall be as reported by Telerate Systems, Inc. (or, if such data for any reason ceases to be available through Telerate Systems, Inc., any publicly available source of similar market data). Each price shall be based on a U.S. Treasury security having a par value of $100.00 and shall be rounded to the second decimal place. In no case shall the Cancellation Fee be less than zero.

                 3. CONDITIONS OF CLOSING. The obligation of any Purchaser to purchase and pay for any Notes is subject to the satisfaction, on or before the Closing Day for such Notes, of the following conditions:

                 3A.        CERTAIN DOCUMENTS.  Such Purchaser shall have
received the following, each dated the date of the applicable Closing Day:

                 (i)        the Note(s) to be purchased by such Purchaser;

                 (ii) certified copies of the resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the issuance of the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes;

                 (iii) a certificate of the Secretary or an Assistant Secretary and one other officer of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder;

                 (iv) certified copies of the Certificate of Incorporation and By-laws of the Company;

                 (v) a favorable opinion of Laurie Berkin, Esq., Staff Counsel of the Company (or such other counsel designated by the Company and acceptable to the Purchaser(s)) satisfactory to such Purchaser and substantially in the form of Exhibit D-1 (in the case of the Series A Notes) or D-2 (in the case of any Shelf Notes) attached hereto and as to such other matters as such Purchaser may reasonably request. The Company hereby directs each such counsel to deliver such opinion, agrees that the issuance and sale of any Notes will constitute a reconfirmation of such direction, and understands and agrees that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion;

                 (vi) a good standing certificate for the Company from the Secretary of State of Georgia dated of a recent date and certificates of qualification to do business as a foreign corporation for the Company in North Carolina dated a recent date and such other evidence of the status of the Company as such Purchaser may reasonably request;

                 (vii) good standing certificates for each Material Subsidiary of the Company from the Secretary of State of such Subsidiary's respective state of incorporation dated a recent date and certificates of qualification to do business as a foreign corporation for each Material Subsidiary in each jurisdiction in which the nature of the business conducted by such Subsidiary makes such qualification necessary; and

                 (viii) additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

                 3B.        REPRESENTATIONS AND WARRANTIES; NO DEFAULT.  The
representations and warranties contained in paragraph 8 shall be true on and as of such Closing Day, except to the extent of changes caused by the transactions herein contemplated; there shall exist on such Closing Day no Event of Default or Default; and the Company shall have delivered to such Purchaser an Officer's Certificate, dated such Closing Day, to both such effects.

                 3C.        PURCHASE PERMITTED BY APPLICABLE LAWS.  Assuming
the accuracy of the representation contained in paragraph 9 hereof, the purchase of and payment for the Notes to be purchased by such Purchaser on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.

                 3D.        PAYMENT OF FEES.  The Company shall have paid to
Prudential any fees due it pursuant to or in connection with this Agreement, including any Facility Fee due pursuant to paragraph 2B(9)(i), any Issuance Fee due pursuant to paragraph 2B(9)(ii) and any Delayed Delivery Fee due pursuant to paragraph 2B(9)(iii).

                 4. PREPAYMENTS. The Series A Notes and any Shelf Notes shall be subject to required prepayment as and to the extent provided in paragraphs 4A and 4B, respectively. The Series A Notes and any Shelf Notes shall also be subject to prepayment under the circumstances set forth in paragraphs 4C and 4E. Any prepayment made by the

Company pursuant to any other provision of this paragraph 4 shall not reduce or otherwise affect its obligation to make any required prepayment as specified in paragraph 4A or 4B.

                 4A.        REQUIRED PREPAYMENTS OF SERIES A NOTES.  Until the
Series A Notes shall be paid in full, the Company shall apply to the prepayment of the Series A Notes, without Yield-Maintenance Amount, the sum of $3,571,428.57 on October 12 in each of the years 1999 through 2004, inclusive, and such principal amounts of the Series A Notes, together with interest thereon to the payment dates, shall become due on such payment dates. The remaining unpaid principal amount of the Series A Notes, together with interest accrued thereon, shall become due on the maturity date of the Series A Notes.

                 4B.        REQUIRED PREPAYMENTS OF SHELF NOTES.  Each Series
of Shelf Notes shall be subject to required prepayments, if any, set forth in the Notes of such Series.

                 4C.        OPTIONAL PREPAYMENT WITH YIELD-MAINTENANCE AMOUNT.
The Notes of each Series shall be subject to prepayment, in whole at any time or from time to time in part (in integral multiples of $100,000 and in a minimum amount of $1,000,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note. Any partial prepayment of a Series of the Notes pursuant to this paragraph 4C shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.

                 4D.        NOTICE OF OPTIONAL PREPAYMENT.  The Company shall
give the holder of each Note of a Series to be prepaid pursuant to paragraph 4C irrevocable written notice of such prepayment not less than 10 Business Days prior to the prepayment date, specifying such prepayment date, the aggregate principal amount of the Notes of such Series to be prepaid on such date, the principal amount of the Notes of such Series held by such holder to be prepaid on that date and that such prepayment is to be made pursuant to paragraph 4C. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, herein provided, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4C, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient for such notices in the Purchaser Schedule attached hereto or the applicable Confirmation of Acceptance or by notice in writing to the Company.

                 4E.        PREPAYMENT OF NOTES UPON CHANGE OF CONTROL.   The
Company shall give written notice to each holder of a Note of the occurrence of any Change of Control after the Series A Closing Day within 10 days after such occurrence (which notice is herein referred to as the "CONTROL CHANGE NOTICE"). A Control Change Notice shall be given by facsimile communication confirmed by overnight courier sent on the same day of such facsimile transmission and contain reasonable detail describing the Change of Control and an offer by the Company to prepay 100% of such holder's Notes on a closing date designated in such Control Change Notice, which closing date shall be not less than 30 days or more than

60 days after the date of such notice (such closing date being hereinafter referred to as the "CONTROL CHANGE PREPAYMENT DATE"). Such Control Change Notice shall also provide that each holder of a Note may accept such offer of prepayment by notice to the Company not more than 25 days after the date of such Control Change Notice. Failure of any holder of Notes to respond to any offer to prepay pursuant to this paragraph 4E shall constitute an acceptance of such offer. The Company shall prepay all of the Notes on the Control Change Prepayment Date of any holder which has timely accepted (or which has been deemed to have accepted) the offer of prepayment at a price equal to 100% of the principal amount of the Notes to be prepaid, plus accrued interest thereon to the Control Change Prepayment Date plus the Yield-Maintenance Amount, if any, in respect of each Note to be prepaid.

                 4F.        APPLICATION OF REQUIRED PREPAYMENTS.  In the case
of each prepayment of less than the entire unpaid principal amount of all outstanding Notes of any Series pursuant to paragraphs 4A, 4B, or 4E, the amount to be prepaid shall be applied pro rata to all outstanding Notes of such Series (including, for the purpose of this paragraph 4F only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A, 4B, or 4E) according to the respective unpaid principal amounts thereof.

                 4G.        RETIREMENT OF NOTES.  The Company shall not, and
shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraphs 4A, 4B, or 4E or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes of any Series held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes of such Series held by each other holder of Notes of such Series at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4F.

                 5.         AFFIRMATIVE COVENANTS.

                 5A.        REPORTING REQUIREMENTS.

                 5A(1).     FINANCIAL STATEMENTS.  The Company covenants that
it will deliver to each Significant Holder:

                 (i) as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period in each fiscal year), consolidated statements of earnings and cash flows of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated statement of earnings from the beginning of such quarterly period to the end of such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year (except as to the consolidated balance sheet for which the comparable balance sheet date shall be the end of the preceding fiscal year) all in reasonable detail and satisfactory to the Required Holders and certified by an authorized financial officer of the Company as fairly presenting, in all material respects, the financial condition of the Company and its Subsidiaries as of the end of such period and the results of their operations for the period then ended in accordance with generally accepted accounting principles, subject to changes resulting from normal year-end adjustments;

                 (ii) as soon as practicable and in any event within 90 days after the end of each fiscal year, consolidated statements of earnings, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such year, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in scope to the Required Holders and reported on by independent public accountants of recognized standing selected by the Company whose opinion shall be in scope and substance satisfactory to the Required Holders;

                 (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its stockholders and copies of registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

                 (iv) promptly upon receipt thereof, a copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary (except that letters to management regarding matters not deemed by such accountants to be material weaknesses in the Company's system of internal controls need not be delivered except upon written request); and

                 (v) with reasonable promptness, such other information relating to business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including, but not limited to consolidating financial statements) as such Significant Holder may reasonably request.

                 5A(2).     OFFICER'S CERTIFICATE.  Together with each delivery
of financial statements required by clauses (i) and (ii) of paragraph 5A(1) hereof, the Company will deliver to each Significant Holder an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraphs 6A, 6B(2), 6B(3) and 6B(5) hereof, and stating that there exists no Event of Default or Default, or, if any such Event of Default or Default exists, specifying the nature thereof, the period of existence thereof and what action the Company proposes to take, has taken or is taking with respect thereto.

                 5A(3).     ACCOUNTANTS' LETTER.  Together with each delivery
of financial statements required by paragraph 5A(1)(ii) above, the Company will deliver to each Significant Holder a certificate of the independent public accountants giving the report on such financial statements stating that, in performing that audit necessary for their report with respect to such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if, they shall have obtained knowledge of any such Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of such Event of Default or Default which would not be disclosed in the course of any audit conducted in accordance with generally accepted auditing standards.

                 5A(4).     NOTICE OF DEFAULT.  The Company  also covenants
that forthwith upon the Responsible Officer of the Company obtaining knowledge of an Event of Default or Default, it will deliver to each Significant Holder an Officer's Certificate specifying the nature thereof, the period of existence thereof, and what action the Company proposes to take, has taken or is taking with respect thereto.

                 5A(5).     RULE 144A INFORMATION.  The Company covenants that,
upon request of the holder of any Note, it will provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary to order to permit compliance with the information requirement Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5A(5), the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

                 5B.        INSPECTION OF PROPERTY.  The Company covenants that
it will permit any Person designated by any Significant Holder in writing, at such Significant Holder's expense, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public accountants, all at such reasonable times and as often as such Significant Holder may reasonably request.

                 5C.        COVENANT TO SECURE NOTE EQUALLY.  The Company
covenants that if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of paragraph 6B(1) (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured as long as any such other Debt shall be so secured.

                 5D.        MAINTENANCE OF INSURANCE.  The Company covenants
that it and each Subsidiary will maintain, with responsible insurers, insurance with respect to its properties and business against such casualties and contingencies (including public liability, larceny, embezzlement or other criminal misappropriation) and in such amounts as is customary in the case of similarly situated corporations engaged in the same or similar businesses. Notwithstanding the foregoing, the Company and its Subsidiaries may, to the extent permitted by law, establish and responsibly maintain a sound system of self-insurance against liabilities for workmen's compensation, employee health benefits and personal injuries and property damage arising from the operation of motor vehicles, provided that the Company will maintain adequate reserves with respect thereto and, at all times, the Company will maintain excess insurance to cover casualties and contingencies greater than such reserves in such amounts as is customary in such systems of self-insurance. Together with each delivery of financial statements under clause (ii) of paragraph 5A(1) the Company, at the option of the Required Holders, will deliver an Officer's Certificate specifying the details of the insurance and the system of self-insurance then in effect.

                 5E.        GUARANTEED OBLIGATIONS.  The Company covenants that
if, at any time, it or any of its Subsidiaries incurs or permits to exist any Debt or other obligations guaranteed or collateralized in any other manner by any Person, it will simultaneously cause such Person to execute and deliver to each holder of a Note a guaranty agreement in form and substance satisfactory to the Required Holders guaranteeing payment of a principal amount of the Notes and interest thereon which bears the same ratio to the total unpaid principal amount of the Notes as the amount of such other obligation which is guaranteed bears to the total unpaid principal amount of such other obligation, or if such other obligation is collateralized, to collateralize each such Note equally and ratably with such other obligation.

                 6. NEGATIVE COVENANTS. During the Issuance Period and so long thereafter as any Note is outstanding or other amount due hereunder is unpaid, the Company covenants as follows:

                 6A.        FINANCIAL RATIOS.  The Company covenants that it
will not at any time permit:

                 (i)        Consolidated Debt to exceed 65% of Total
         Capitalization;

                 (ii) Consolidated Debt to exceed 60% of Total Capitalization during any Clean-Down Period;

                 (iii) Priority Debt to exceed 10% of Total Capitalization during any four month period following any acquisition of the stock or assets of another Person in which Debt which, after giving effect to such transaction, would constitute Priority Debt is assumed by the Company or any Subsidiary and, at all other times, Priority Debt to exceed 5% of Total Capitalization; and

                 (iv)       Consolidated EBIT to be less than 175% of Fixed
         Charges.

                 6B.        LIENS AND OTHER RESTRICTIONS.  The Company
covenants that it will not and will not permit any Subsidiary to:

                 6B(1).     LIENS.  Create, assume or suffer to exist any Lien
upon any of its property or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Note in accordance with the provisions of paragraph 5C), except

                 (i) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings,

                 (ii) other Liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances of credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business,

                 (iii) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to the Company or another Subsidiary,

                 (iv) Liens on assets other than receivables securing Debt permitted by paragraph 6A, and

                 (v) Liens on stock of the Company held by it as treasury stock;

                 6B(2).     INVESTMENTS.  Make or permit to remain outstanding
any Investment, except that the Company or any Subsidiary may

                 (i) make or permit to remain outstanding any Investment in a Subsidiary or any entity that will become a Subsidiary immediately after such Investment;

                 (ii) make or permit to remain outstanding Investments received in settlement of debts (created in the ordinary course of business) owing to the Company or any Subsidiary,

                 (iii) own, purchase or acquire (a) prime commercial paper and certificates of deposit in United States commercial banks (having capital reserves in excess of $100,000,000), in each case due within one year from the date of purchase and payable in the United States in United States dollars, (b) direct obligations of the United States Government or any agency thereof, (c) obligations guaranteed by the United States Government, and (d) repurchase agreements of such banks for terms of less than one year in respect to the foregoing certificates and obligations,

                 (iv) endorse negotiable instruments for collection in the ordinary course of business,

                 (v) make or permit to remain outstanding travel and other like advances to officers and employees in the ordinary course of business, and

                 (vi) make or permit to remain outstanding Investments other than Investments permitted in clauses (i) through (v) above (but not any Investment by a Subsidiary in the Company) in an aggregate amount that does not exceed at any time 10% of Consolidated Net Worth.

                 For purposes of this paragraph, an Investment shall be valued at the lesser of cost and the value at which such Investment is to be shown on the books of the Company and its Subsidiaries in accordance with generally accepted accounting principles.

                 6B(3).     SALE OF ASSETS.  The Company will not, and will not
permit any Subsidiary to, Dispose of any property or assets (including stock of any Subsidiary), except:

                 (i) The Company or any Subsidiary may sell inventory in the ordinary course of business for fair market value;

                 (ii) any Subsidiary may Dispose of its assets to the Company or another Subsidiary;

                 (iii) the Company or any Subsidiary may dispose of its assets (whether or not leased back) so long as, immediately after giving effect to such proposed Disposition:

                            (A)      the consideration for such assets
                 represents the fair market value of such assets (as determined in good faith by the Company's Board of Directors) at the time of such Disposition; and

                            (B)      the net book value of all assets so
                 Disposed of by the Company and its Subsidiaries during the prior 12 months, does not exceed 10% of consolidated assets of the Company and its Subsidiaries; and

                            (C)      no Default or Event of Default shall exist.

         For purposes of this paragraph 6B(3):

                 (i) "DISPOSITION" means the sale, lease, transfer or other disposition of property, and "DISPOSED OF" has a corresponding meaning to Disposition.

                 (ii) CALCULATION OF NET BOOK VALUE. The net book value of any assets shall be determined as of the respective date of Disposition of those assets; and

                 (iii)      SALE OF LESS THAN ALL THE STOCK OF A SUBSIDIARY.
         In the case of the sale or issuance of the stock of a Subsidiary, the amount of consolidated assets, as the case may be, contributed by the stock Disposed of shall be assumed to be the percentage of outstanding stock sold or to be sold.

                 6B(4).     MERGER AND CONSOLIDATION.  Consolidate with or
merge into any other Person or permit any other Person to consolidate with or merge into it (except that a Subsidiary may consolidate with or merge into the Company or another Subsidiary or a Person which becomes a Subsidiary in such merger or consolidation); provided that the restrictions of this paragraph 6B(4) do not apply to the merger or consolidation of the Company or a Subsidiary with another corporation, if;

                 (1) the Company or such Subsidiary shall be the continuing or surviving corporation;

                 (2) the acquired corporation shall be engaged in a line of business related to that of the Company or any Subsidiary; and

                 (3) immediately after the consummation of the transaction, and after giving effect thereto, no Default or Event of Default shall have occurred or exist;

                 6B(5).     SALE OR DISCOUNT OF RECEIVABLES. Sell with
recourse, or discount or otherwise sell for less than the face value thereof, notes or accounts receivable ("Receivables") (other than Receivables that are more than 90 days past due) in excess of $1,000,000 except that the Company or any Subsidiary may enter into factoring arrangements with respect to its Receivables with any Person provided that such arrangements are without recourse to the Company or any Subsidiary and neither the Company nor any Subsidiary shall have outstanding at any time Debt owing to any such Person or any Affiliate of any such Person.

                 6B(6).     CERTAIN CONTRACTS.  Enter into or be a party to

                 (i) any contract providing for the making of loans, advances or capital contributions to any Person other than a Subsidiary (except to the extent permitted pursuant to paragraph 6A or 6B(2)), or for the purchase of the property from any Person, in each case in order to enable such Person to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses, or

                 (ii) any contract for the purchase of materials, supplies or other property or services if such contract (or any related document) requires that payment for such materials, supplies or other property or services shall be made regardless of whether or not delivery of such materials, supplies or other property or services is ever made or tendered, or

                 (iii) any contract to rent or lease (as lessee) any real or personal property if such contract (or any related document) provides that the obligation to make payments thereunder is absolute and unconditional under conditions not customarily found in commercial leases then in general use or requires that the lessee purchase or otherwise acquire securities or obligations of the lessor, or

                 (iv) any contract for the sale or use of materials, supplies or other property, or the rendering of services, if such contract (or any related document) requires that payment for such materials, supplies or other property, or the use thereof, or payment for such services, shall be subordinated to any indebtedness (of the purchaser or user of such materials, supplies or other property or the Person entitled to the benefit of such services) owed or to be owed to any Person, or

                 (v) any other contract which, in economic effect, is substantially equivalent to a guarantee, except as permitted by paragraphs 6B(2) or 6A;

                 6B(7).     TRANSACTION WITH RELATED PARTIES.  Directly or
indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise (i) any Affiliate, or (ii) any Substantial Stockholder, provided that the Company may sell to, or purchase from any such Person shares of the Company's stock, and provided that (a) any such Substantial Stockholder may be a director, officer or employee of the Company and may be paid reasonable compensation in connection therewith, (b) the Company may pay reasonable expenses of any employee stock ownership plan and may otherwise engage in transactions with any such plan if the cost to the Company thereof is deductible by the Company for federal income tax purposes, and (c) such acts and transactions prohibited by this paragraph 6B(7) may be performed or engaged in if made upon terms not less favorable to the Company than if no such relationship described in clauses (i) and (ii) above existed.

                 6C.        ERISA.  The Company covenants that it will not nor
permit any Subsidiary to:

                 (i) terminate or withdraw from any Plan resulting in the incurrence of any material liability to the Pension Benefit Guaranty Corporation;

                 (ii) engage in or permit any Person to engage in any prohibited transaction (as defined in Section 4975 of the Code) involving any Plan (other than a Multiemployer Plan) which would subject the Company or any Subsidiary to any material tax, penalty or other liability;

                 (iii) incur or suffer to exist any material accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, involving any Plan (other than a Multiemployer Plan); or

                 (iv) allow to suffer to exist any risk or condition which presents a risk of incurring a material liability to the Pension Benefit Guaranty Corporation.

                 6D.        ENVIRONMENTAL MATTERS.  The Company covenants that
it will not, and will not permit any Third Party to, use, produce, manufacture, process, generate, store, dispose of, manage at, or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials used, produced, released or managed in the ordinary course of business in compliance with all applicable Environmental Requirements except where the failure to do so could not reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries taken as a whole and except for Hazardous Materials released in amounts which do not require remediation pursuant to applicable Environmental Requirements or if remediation is required, such remediation could not reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries taken as a whole.

                 7.         EVENTS OF DEFAULT.

                 7A.        ACCELERATION.  If any of the following events shall
occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                            (i) the Company defaults in the payment of any principal of or Yield-Maintenance Amount on any Note when the same become due, either by the terms thereof or otherwise as herein provided; or

                            (ii) the Company defaults in the payment of any interest on any Note for more than ten days after the date due; or

                            (iii) the Company or any Subsidiary (x) defaults in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under conditional sale or other title retention agreement or any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or
                 (y) fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event or default thereunder or under any such agreement shall occur and be continuing) and the effect of such default, event or failure is to cause, the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due, redeemed, purchased or defeased prior to any stated maturity, or (z) fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event or default thereunder or under any such agreement shall occur and be continuing) and the effect of such default, event or failure is to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due, redeemed, purchased or defeased prior to any stated maturity and such default, event or failure shall not have been remedied within five days after the date of occurrence, provided that the aggregate amount of all obligations as to which such a default, event or failure causing or permitting acceleration, redemption, purchase or defeasance exceeds $1,000,000;

                            (iv) any representation or warranty made by the Company herein or in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

                            (v) the Company defaults in the performance or observance of any agreement contained in paragraph 5E or paragraph 6 hereof; or

                            (vi) the Company defaults in the performance or observance of any other agreement, term or condition contained herein and such default shall not have been remedied within 30 days after any officer of the Company obtains actual knowledge thereof; or

                            (vii) the Company or any Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

                            (viii) any order for relief in respect of the Company or any Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law") of any jurisdiction; or

                            (ix) the Company or any Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary under the Bankruptcy Law of any other jurisdiction; or

                            (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

                            (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                            (xii) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of more than 10%, or the divestiture of the stock of a Subsidiary whose assets constitute more than 10%, of the consolidated assets of the Company and its

                 Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed more than 10% of Consolidated Net Earnings for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days;

                            (xiii) a final judgment in an amount in excess of $500,000 is rendered against the Company or any Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged;

then:                                (a)   if such event is an Event of Default
                            specified in clause (i) or (ii) of this paragraph 7A, the holder of any Note (other than the Company or any Subsidiary or Affiliate) may at its option, by written notice to the Company, declare such Note to be, and such Note shall thereupon be and become, immediately due and payable at par together with interest accrued and unpaid thereon, without presentment, demand, protest or other notice of any kind (including, without limitation, notice of intent to accelerate) all of which are hereby waived by the Company,

                                     (b)   if such event is an Event of Default
                            specified in any of clauses (vii), (viii), (ix) or
                            (x) of this paragraph 7A with respect to the Company, the Facility shall automatically terminate and all of the Notes at the time outstanding shall automatically become immediately due and payable at par together with interest accrued and unpaid thereon, and to the extent permitted by applicable law, the Yield-Maintenance Amount, if any, without presentment, demand, protest or notice of any kind (including, without limitation, notice of intent to accelerate and notice of acceleration of maturity), all of which are hereby waived by the Company, and

                                     (c)   if such event is any Event of
                            Default other than specified in clauses (vii),
                            (viii), (ix) or (x) of this paragraph 7A with respect to the Company, the Required Holder(s) may, at its or their option, by written notice to the Company, terminate the Facility and declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued and unpaid thereon and, to the extent permitted by applicable law, the Yield Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind (including, without limitation, notice of intent to accelerate), all of which are hereby waived by the Company.

                 7B.        RESCISSION OF ACCELERATION.  At any time after any
or all of the Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) may, by notice in writing to the Company, rescind and annul such declaration and its consequences if;

                 (i) the Company shall have paid all accrued and unpaid overdue interest on the Notes, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and accrued and unpaid interest on such overdue interest and overdue principal and Yield Maintenance Amount at the rate specified in the Notes,

                 (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration,

                 (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and

                 (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement.

No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

                 7C.        NOTICE OF ACCELERATION OR RESCISSION.   Whenever
any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

                 7D.        OTHER REMEDIES.  If any Event of Default or Default
shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

                 8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants:

                 8A.        ORGANIZATION AND QUALIFICATION.  The Company is a
corporation duly organized and existing in good standing under the laws of the State of Georgia, each Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which incorporated, and the Company and each Subsidiary has the corporate power to own its respective property and to carry on its respective business as now being conducted, and the Company and each Subsidiary is duly qualified as a foreign corporation to do business and in good standing in every jurisdiction in which the nature of the respective business conducted by it makes such qualification necessary and where the failure to be so qualified could reasonably be expected to have a material adverse effect upon the business, condition (financial or otherwise), or operations of the Company and its Subsidiaries, taken as a whole. The name of each Subsidiary in existence on the date hereof and the jurisdiction of incorporation of each such Subsidiary are set forth on Schedule 8A attached hereto.

                 8B.        FINANCIAL STATEMENTS.  The Company has furnished
each Purchaser of any Notes with the following financial statements, identified by a principal financial officer of the Company: (i) consolidated balance sheets of the Company and its Subsidiaries as at the end of the three fiscal years of the Company most recently completed prior to the date as of which this representation is made or repeated to such Purchaser (other than fiscal years completed within 90 days prior to such date for which audited financial statements have not been released) and consolidated statements of earnings, changes in shareholder's equity and cash flows of the Company and its Subsidiaries for each such year, all reported on by Deloitte & Touche, L.L.P. and (ii) a consolidated balance sheet of the Company and its Subsidiaries as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of such fiscal year (other than quarterly periods completed within 60 days prior to such date for which financial statements have not been released) and the comparable quarterly period in the preceding fiscal year and consolidated statements of earnings, changes in shareholder's equity and cash flows for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, stockholders' equity and cash flows fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated. There has been no material adverse change in the business, property or assets, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries taken as a whole since the end of the most recent fiscal year for which such audited financial statements have been furnished.

                 8C.        ACTIONS PENDING.  There is no action, suit,
investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which might result in any material adverse change in the business, condition or operations of the Company and its Subsidiaries taken as a whole.

                 8D.         OUTSTANDING DEBT.  Neither the Company nor any of
its Subsidiaries has outstanding any Funded or Current Debt, on a consolidated basis, except Debt permitted by paragraph 6A. There exists no default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto.

                 8E.        TITLE TO PROPERTIES.  The Company and each of its
Subsidiaries has good and marketable title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the balance sheet most recently delivered pursuant to paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6B(l). The Company and its Subsidiaries enjoy peaceful and undisturbed possession under all leases necessary in any material respect for the operation of their respective properties and assets, none of which contains any unusual or burdensome provisions which might materially affect or impair the operation of such properties and assets. All such leases are valid and subsisting and are in full force and effect.

                 8F.        TAXES.  The Company has and each of its
Subsidiaries has filed all federal, state and other income tax returns which are required to be filed, and each has paid all taxes as shown on said returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles. Federal income tax returns of the Company and its Subsidiaries have been examined and reported on by the taxing authorities or closed by applicable statutes and satisfied for all fiscal years prior to and including the fiscal year ended on April 3, 1994.

                 8G.         CONFLICTING AGREEMENTS AND OTHER MATTERS.  Neither
the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition. Neither the execution nor delivery of this Agreement or Note, nor the offering, issuance and sale of any Note, nor fulfillment of or compliance with the terms and provisions hereof and of any Note will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Funded Debt of the type to be evidenced by the Notes, except the Agreements listed in Schedule 8G.

                 8H.        OFFERING OF NOTES.  Neither the Company nor any
agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with any Person other than institutional investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of Section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

                 8I.         REGULATION G, ETC.  Neither the Company nor any
Subsidiary owns or has any present intention of acquiring any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (herein called a "margin stock"). None of the proceeds of the Notes will be used, directly, or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation G. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, Regulation T, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934 as amended, in each case as in effect now or as the same may hereafter be in effect.

                 8J.        COMPLIANCE WITH LAWS AND REGULATIONS.  The Company
and each of its Subsidiaries complies in all material respects with all federal, state, local, and other laws, ordinances and other governmental rules or regulations to which any of them is subject, including without limitation, laws and regulations relating to pollution and environmental control, equal employment opportunity and employee safety and the Company will promptly comply and will cause each of its Subsidiaries promptly to comply with all such laws and regulations which may be legally imposed on the Company, or any Subsidiary, or any of their respective properties, businesses, and operations, in the future in jurisdictions in which the Company or any Subsidiary may then be doing business.

                 8K.        ERISA.  No accumulated funding deficiency (as
defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any plan (other than a Multiemployer Plan). No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any plan (other than a Multiemployer Plan) by the Company or any of its Subsidiaries which is materially adverse to the Company and its Subsidiaries taken as a whole. Neither the Company nor any of its Subsidiaries has incurred any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is materially adverse to the Company and its Subsidiaries taken as a whole and no facts currently exist which would reasonably be expected to cause any such liability to be incurred. The execution and delivery of this Agreement and the issuance and sale of the Notes are not transactions which are subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of the Purchaser's representation in paragraph 9 of this Agreement as to the source of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

                 8L.        GOVERNMENTAL CONSENT.  Neither the nature of the
Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offer, issue, sale or delivery of any Note is such as to require any consent, approval or other action by or any notice to or filing with any court or administrative or governmental body (other than routine filings after the applicable Closing Day with the Securities and Exchange Commission and/or State Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offer, issue, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes.

                 8M.        HOLDING COMPANY AND INVESTMENT COMPANY STATUS.
Neither the Company nor any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or a "public utility" within the meaning of the Federal Power Act, as amended. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

                 8N.        POSSESSION OF FRANCHISES, ETC.  The Company and its
Subsidiaries possess all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, free from burdensome restrictions, that are necessary in any material respect for the ownership, maintenance and operation of their respective properties and assets, and neither the Company nor any Subsidiary is in violation of any thereof in any material respect.

                 8O.         PATENTS, ETC.  The Company and its Subsidiaries
have obtained all patents, trademarks, servicemarks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of their respective businesses as presently conducted and as proposed to be conducted. Nothing has come to the attention of the Company or any Subsidiary or to any of its directors or officers to the effect that (i) any product, process, method, substance, part or other material presently contemplated to be sold by or employed by the Company or any Subsidiary in connection with such business may infringe any patent, trademark, servicemark, trade name, copyright, license or other right owned by any other Person, (ii) there is pending or threatened any claim or litigation against or affecting the Company or any Subsidiary contesting its right to sell or use any such product, process, method, substance, part or other material, or (iii) there is, or there is pending or proposed, any patent, invention, device, application or principle or any statute, rule, law, regulation, standard or code which would prevent, inhibit or render obsolete the production or sale of any products of, or substantially reduce the projected revenues of, or otherwise adversely affect the business, condition or operations of, the Company or any Subsidiary.

                 8P.        DISCLOSURE.  Neither this Agreement nor any other
document, certificate or statement furnished to the Purchasers by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, property or assets, or financial condition of the Company or any of its Subsidiaries which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to the Purchasers by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby.

                 8Q.        HOSTILE TENDER OFFERS.  None of the proceeds from
the sale of any Notes will be used to finance Hostile Tender Offers.

                 9.         REPRESENTATIONS OF THE PURCHASERS.   Each Purchaser
represents: (i) that it is purchasing the Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution or sale thereof, provided that the disposition of its property shall at all times be within its control; and (ii) at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used to pay the purchase price of the Notes to be purchased by it hereunder:

                 (a) if an insurance company, the Source does not include assets allocated to any separate account maintained by it in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with its fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

                 (b) the Source is either (i) an insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as such Purchaser shall have disclosed to the Company in writing pursuant to this clause (b), no employee benefit plan or group of plans maintained by the same employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund or (iii) the Source is an insurance company general account of which the assets are such that if any of them are, or are deemed to be, assets of any Plan, the acquisition of the Notes by such Purchaser pursuant hereto is eligible for and satisfies the requirements of PTE 95-60 (issued July 12, 1995); or

                 (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of PTE 84-14 managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of PTE 84- 14), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of PTE 84-14) of such employer or by the same employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of PTE 84-14 are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the PTE 84-14) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

                 (d)        the Source is a governmental plan; or

                 (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

                 (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this paragraph, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN", "PARTY IN INTEREST" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

                 10. DEFINITIONS; ACCOUNTING MATTERS. For the purpose of this Agreement, the terms defined in paragraphs 10A and 10B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10C.

                 10A.       YIELD-MAINTENANCE TERMS.

                 "CALLED PRINCIPAL" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4C or 4E or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

                 "DISCOUNTED VALUE" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Note is payable, if payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

                 "REINVESTMENT YIELD" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.

                 "REMAINING AVERAGE LIFE" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                 "REMAINING SCHEDULED PAYMENTS" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

                 "SETTLEMENT DATE" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraphs 4C or 4E or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

                 "YIELD-MAINTENANCE AMOUNT" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus
(ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

                 10B.       OTHER TERMS.

                 "ACCEPTANCE" shall have the meaning specified in paragraph
2B(6).

                 "ACCEPTANCE DAY" shall have the meaning specified in paragraph 2B(6).

                 "ACCEPTANCE WINDOW" shall have the meaning specified in paragraph 2B(6).

                 "ACCEPTED NOTE" shall have the meaning specified in paragraph 2B(6).

                 "AFFILIATE" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company, except a Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                 "AUTHORIZED OFFICER" shall mean (i) in the case of the Company, its chief executive officer, its chief financial officer, treasurer or any vice president of the Company designated as an "Authorized Officer" of the Company in the Information Schedule attached hereto or any vice president of the Company designated as an "Authorized Officer" of the Company for the purpose of this Agreement in an Officer's Certificate executed by the Company's chief executive officer, chief financial officer or treasurer and delivered to Prudential, and (ii) in the case of Prudential, any officer of Prudential designated as its "Authorized Officer" in the Information Schedule or any officer of Prudential designated as its "Authorized Officer" for the purpose of this Agreement in a certificate executed by one of its Authorized Officers.
Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential and whom the Company in good faith believes to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

                 "AVAILABLE FACILITY AMOUNT" shall have the meaning specified in paragraph 2B(1).

                 "BANKRUPTCY LAW" shall have the meaning specified in clause
(viii) of paragraph 7A.

                 "BUSINESS DAY" shall mean any day other than (i) a Saturday or a Sunday, (ii) a day on which commercial banks in New York City are required or authorized to be closed and (iii) for purposes of paragraph 2B(4) hereof only, a day on which The Prudential Insurance Company of America is not open for business.

                 "CANCELLATION DATE" shall have the meaning specified in paragraph 2B(9)(iv).

                 "CANCELLATION FEE" shall have the meaning specified in paragraph 2B(9)(iv).

                 "CAPITALIZED LEASE OBLIGATION" shall mean any rental obligation which, under generally accepted accounting principles, is or will be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expenses) in accordance with such principles.

                 "CHANGE OF CONTROL" shall mean the acquisition after the date of this Agreement by any Person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act or related persons constituting a group (as such terms is used in Rule 13d-5 under Exchange Act), other than any member of the Management Group, of beneficial ownership (as such term is used under Rule 13d-3 under the Exchange
Act) directly or indirectly of Voting Stock sufficient to elect or cause the election of at least a majority of the Company's Board of Directors.

                 "CLEAN-DOWN PERIOD" shall mean a period of ninety consecutive days, chosen by the Company, during each fiscal year of the Company.

                 "CLOSING DAY" shall mean, with respect to the Series A Notes, the Series A Closing Day and, with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted Note in the Request for Purchase of such Accepted Note, provided that (i) if the Company and the Purchaser which is obligated to purchase such Accepted Note agree on an earlier Business Day for such closing, the "CLOSING DAY" for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to paragraph 2B(8), the Closing Day for such Accepted Note, for all purposes of this Agreement except references to "original Closing Day" in paragraph 2B(9)(iii), shall mean the Rescheduled Closing Day with respect to such Accepted Note.

                 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                 "CONFIRMATION OF ACCEPTANCE" shall have the meaning specified in paragraph 2B(6).

                 "CONSOLIDATED DEBT" shall mean, at any time, Debt of the Company and its Subsidiaries consolidated in accordance with generally accepted accounting principles.

                 "CONSOLIDATED EBIT" shall mean, for any applicable period of the Company and its Subsidiaries on a consolidated basis, an amount equal to
(A) the sum for such period of Consolidated Net Income (Loss) plus interest expense on all Debt of the Company and its Subsidiaries on a consolidated basis plus Rentals, plus provisions for taxes on income minus (B):

                 (i)        any gains resulting from the write-up of assets;

                 (ii) any deferred credit representing the excess of equity in any Subsidiary of the Company at the date of acquisition over the cost of the investment in such Subsidiary;

                 (iii) gains arising from the acquisition of debt securities for a cost less than the principal amount and accrued interest;

                 (iv) extraordinary items or transactions of a non-recurring or non-operating and material nature or arising from gains or sales relating to the discontinuance of operations;

                 (v) any portion of the net income (included in the determination of Consolidated Net Income (Loss)), of any Subsidiary which for any reason shall be unavailable for payment of dividends to the Company; or

                 (vi) any earnings or deferred credit (or amortization of a deferred credit) of any Person acquired by the Company or any Subsidiary through purchase, merger or consolidation or otherwise (an "Acquired Person") for any period prior to the year of acquisition not included in gross revenues under generally accepted accounting principles unless there shall exist for such Acquired Person, a consolidated balance sheet, and consolidated statements of earnings, stockholders' equity and cash flows for the Acquired Person as at the end of such year reported on by independent accountants of recognized standing whose report shall be without limitation as to scope of audit;

all as determined in accordance with generally accepted accounting principles.

                 "CONSOLIDATED NET INCOME (LOSS)" shall mean, for any applicable period, for the Company and its Subsidiaries on a consolidated basis, net income (or loss) determined in accordance with generally accepted accounting principles.

                 "CONSOLIDATED NET WORTH" shall mean the sum of capital stock (but excluding treasury stock and capital stock that is subscribed but unissued) and retained earnings, paid in capital and the balance of the current profit and loss account not transferred to retained earnings accounts of the Company and its Subsidiaries appearing on the consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with generally accepted accounting principles as of the date of determination, after eliminating all intercompany transactions and all amounts properly attributed to minority interests, if any, in the retained earnings, capital stock and paid in capital of Subsidiaries.

                 "CURRENT DEBT" shall mean, with respect to any Person, all Indebtedness of such Person for borrowed money (and any notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money) which by its terms or by the terms of any instrument or agreement relating thereto matures on demand or within one year from the date of the creation thereof and is not directly or indirectly renewable or extendible at the option of the debtor to a date more than one year from the date of the creation thereof, provided that Indebtedness for borrowed money outstanding under a revolving credit or similar agreement which obligates the lender or lenders to extend credit over a period of more than one year shall constitute Funded Debt and not Current Debt, even though such Indebtedness by its terms matures on demand or within one year from the date of the creation thereof.

                 "DEBT" shall mean Current Debt and Funded Debt.

                 "DELAYED DELIVERY FEE" shall have the meaning specified in paragraph 2B(9)(iii).

                 "ENVIRONMENTAL RELEASES" shall mean releases (as defined in the Comprehensive Environmental Response, Compensation and Liability Act or under any applicable state or local environmental law or regulation) of Hazardous Materials. Environmental Releases does not include releases for which no remediation or reporting is required by applicable Environmental Requirements and which do not present a danger to health, safety or the environment.

                 "ENVIRONMENTAL REQUIREMENTS" shall mean any applicable local, state or federal law, rule, regulation, permit, order, decision, determination or requirement relating in any way to Hazardous Materials or to health, safety or the environment.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                 "ERISA AFFILIATE" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

                 "EVENT OF DEFAULT" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" shall mean any of such events, whether or not any such requirement has been satisfied.

                 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                 "FACILITY" shall have the meaning specified in paragraph 2B(1).

                 "FACILITY FEE" shall have the meaning specified in paragraph 2B(9)(i).

                 "FIXED CHARGES" shall mean, for the Company and its Subsidiaries on a consolidated basis, the sum (without duplication) of:

                 (i) all Rentals (excluding all principal components of Rentals under Capitalized Lease Obligations) paid during the most recently completed four fiscal quarters; and

                 (ii) all interest expense (as determined in accordance with generally accepted accounting principles) on all Debt (including Capitalized Lease Obligations) of the Company and its Subsidiaries for such period.

                 "FUNDED DEBT" shall mean with respect to any Person, all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than one year from, or is directly or indirectly renewable or extendible at the option of the debtor to a date more than one year

(including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year) from, the date of the creation thereof.

                 "GUARANTEE" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or service, regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

                 "HAZARDOUS MATERIAL" shall mean (a) hazardous waste as defined in the Resource Conservation and Recovery Act of 1986, or any applicable federal state or local law or regulation, (b) hazardous substances, as defined in Comprehensive Environmental Response Compensation and Liability Act, or any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, (d) toxic substances, as defined in the Toxic Substance Control Act of 1976, or any applicable federal, state or local law or regulation or (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or any applicable federal, state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

                 "HEDGE TREASURY NOTE(S)" shall mean, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as determined by Prudential) most closely matches the duration of such Accepted Note.

                 "HOSTILE TENDER OFFER" shall mean, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note.

                 "INCLUDING" shall mean, unless the context clearly requires otherwise, "including without limitation".

                 "INDEBTEDNESS" shall mean, with respect to any Person, without duplication, (i) all items (excluding items of contingency reserves or of reserves for deferred income taxes) which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date on which Indebtedness is to be determined (including all Capitalized Lease Obligations), (ii) all indebtedness secured by any Lien on any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have been assumed, and (iii) all indebtedness of others with respect to which such Person has become liable by way of Guarantee.

                 "INVESTMENT" shall mean, when used with respect to any Person, any direct or indirect advance, loan or other extension of credit (other than the creation of receivables in the ordinary course of business) or capital contribution by such Person (by means of transfers of property to others or payments for property or services for the account or use of others, or otherwise) to any other Person, or any direct or indirect purchase or other acquisition by such Person of, or of a beneficial interest in, capital stock, partnership interest, bonds, notes, debentures or other securities issued by any other Person.

                 "ISSUANCE PERIOD" shall have the meaning specified in paragraph 2B(2).

                 "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

                 "MANAGEMENT GROUP" shall mean, collectively, the Company's Employee Stock Ownership Plan and the officers and directors of the Company.

                 "MATERIAL SUBSIDIARY" shall mean any Subsidiary of the Company which has (i) total assets equal to or greater than 10% of consolidated total assets as of the most recently completed fiscal quarter or (ii) net income equal to or greater than 10% of Consolidated Net Income for the four fiscal quarters most recently completed; provided, however, that notwithstanding the foregoing, if the Company and the Material Subsidiaries, as defined above, have less than 90% of consolidated total assets (calculated as described above) or have net income of less than 90% of Consolidated Net Income (as calculated above), then the term "Material Subsidiary" shall mean each Subsidiary of the Company, as specified by the Company, that together with the Company and each other specified Subsidiary have assets equal to not less than 90% of consolidated total assets (calculated as described above) and net income of not less than 90% of Consolidated Net Income (calculated as described above).

                 "MULTIEMPLOYER PLAN" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

                 "NOTES" shall have the meaning specified in paragraph 1B.

                 "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of the Company by an Authorized Officer of the Company.

                 "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                 "PLAN" shall mean any employee pension benefit plan (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

                 "PREFERRED STOCK" shall mean, in respect of any corporation, shares of the capital stock of such corporation that are entitled to a preference on priority over any other shares of the capital stock of such corporation in respect of the payment of dividends or distribution of assets upon liquidation.

                 "PRIORITY DEBT" shall mean, at any time, the sum (without duplication) of (i) all Debt of Subsidiaries, plus (ii) all Debt of the Company secured by Liens plus (iii) all Preferred Stock of any Subsidiary owned by any Person other than the Company or a wholly-owned Subsidiary.

                 "PROPERTIES" shall mean all real property owned, leased or otherwise used or occupied by the Company or any Subsidiary, wherever located.

                 "PRUDENTIAL" shall mean The Prudential Insurance Company of America.

                 "PRUDENTIAL AFFILIATE" shall mean any corporation or other entity all of the Voting Stock (or equivalent voting securities or interests) of which is owned by Prudential either directly or through Prudential Affiliates.

                 "PURCHASERS" shall mean Prudential and with respect to the Series A Notes and, with respect to any Accepted Notes, Prudential and/or the Prudential Affiliate(s), which are purchasing such Accepted Notes.

                 "REQUEST FOR PURCHASE" shall have the meaning specified in paragraph 2B(4).

                 "REQUIRED HOLDER(S)" shall mean the holder or holders of at least 66 2/3% of the aggregate principal amount of the Notes or of a Series of Notes, as the context may require, from time to time outstanding.

                 "RESCHEDULED CLOSING DAY" shall have the meaning specified in paragraph 2B(8).

                 "RESPONSIBLE OFFICER" shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company, general counsel of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

                 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                 "SERIES" shall have the meaning specified in paragraph 1B.

                 "SERIES A CLOSING DAY" shall have the meaning specified in paragraph 2A.

                 "SERIES A NOTE(S)" shall have the meaning specified in paragraph 1A.

                 "SIGNIFICANT HOLDER" shall mean (i) during the Issuance Period, Prudential, and (ii) any other holder of at least 5% of the aggregate principal amount of the Notes of any Series from time to time outstanding.

                 "SUBSIDIARY" shall mean any corporation organized under the laws of any state of the United States of America, the Commonwealth of Puerto Rico, Canada, or any province of Canada, which conducts the major portion of its business in and makes the major portion of its sales to Persons located in the United States of America, the Commonwealth of Puerto Rico, or Canada, and all of the stock of every class of which, except directors' qualifying shares, shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries, and notwithstanding the foregoing shall include Crown Crafts International, Inc. and Hans Benjamin Furniture, Inc.

                 "SUBSTANTIAL STOCKHOLDER" shall mean (i) any Person owning, directly or indirectly, either individually or together with all other Persons to whom such Person is related by blood, adoption or marriage, stock of the Company (of any class having ordinary voting power for the election of directors) aggregating 5% or more of such voting power, or (ii) any Person related by blood, adoption or marriage to any Person described or coming within the provisions of clause (i) of this definition.

                 "TOTAL CAPITALIZATION" shall mean, at any time, the sum of (i) Consolidated Net Worth plus (ii) Consolidated Debt at such time.

                 "THIRD PARTY" shall mean all lessees, sublessees, and other users of the Property, excluding those users of the Property in the ordinary course of the Company's business (consistent with its practices on the date of this Agreement) and on a temporary basis.

                 "TRANSFEREE" shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

                 "VOTING STOCK" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                 10C.       ACCOUNTING PRINCIPLES, TERMS AND DETERMINATIONS.
All references in this Agreement to "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B, subject in the case of, interim statements to normal year end adjustments and to the absence of footnotes.

                 11.        MISCELLANEOUS.

                 11A.       NOTE PAYMENTS.  The Company agrees that, so long as
any Purchaser shall hold any Note, it will make payments of principal of, interest on, and any Yield-Maintenance Amount payable with respect to, such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City local time, on the date due) to (i) the account or accounts of such Purchaser specified in the Purchaser Schedule attached hereto in the case of any Series A Notes, (ii) the account or accounts of such Purchaser specified in the Confirmation of Acceptance with respect to such Note in the case of any Shelf Note or (iii) such other account or accounts in the United States as such Purchaser may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as the Purchasers have made in this paragraph 11A.

                 11B.       EXPENSES.  The Company agrees, whether or not the
transactions contemplated hereby shall be consummated, to pay, and save Prudential, each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by the Purchasers or any Transferee in connection with this Agreement, the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, and (ii) the costs and expenses, including attorneys' fees, incurred by any Purchaser or any Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of any Purchaser's or any Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note.

                 11C.       CONSENT TO AMENDMENTS.  This Agreement may be
amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes of each Series except that, (i) with the written consent of the holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding (and not without such written consents), the Notes of such Series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to the Notes of such Series,
(ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 11C insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration, (iii) with the written consent of Prudential (and not without the written consent of Prudential) the provisions of paragraph 2B may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), and (iv) with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of paragraphs 2B and 3 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

                 11D.       FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES;
LOST NOTES. The Notes are issuable as registered notes without coupons in denominations of at least $1,000,000, except as may be necessary to reflect any principal amount not evenly divisible by $1,000,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Each installment of principal payable on each installment date upon each new Note issued upon any such transfer or exchange shall be in the same proportion to the unpaid principal amount of such new Note as the installment of principal payable on such date on the Note surrendered for registration of transfer or exchange bore to the unpaid principal amount of such Note. No reference need be made in any such new Note to any installment or installments of principal previously due and paid upon the Note surrendered for registration of transfer or exchange. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

                 11E.       PERSONS DEEMED OWNERS; PARTICIPATIONS.  Prior to
due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on, and any Yield-Maintenance Amount payable with respect to, such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

                 11F.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
AGREEMENT. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

                 11G.       SUCCESSORS AND ASSIGNS.  All covenants and other
agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

                 11H.       INDEPENDENCE OF COVENANTS.   All covenants
hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists.

                 11I.       NOTICES.  All written communications provided for
hereunder (other than communications provided for under paragraph 2) shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Purchaser, addressed as specified for such communications in the Purchaser Schedule attached hereto (in the case of the Series A Notes) or the Purchaser Schedule attached to the applicable Confirmation of Acceptance (in the case of any Shelf Notes) or at such other address as any such Purchaser shall have specified to the Company in writing,
(ii) if to any other holder of any Note, addressed to it at such address as it shall have specified in writing to the Company or, if any such holder shall not have so specified an address, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Company and
(iii) if to the Company, addressed to it at 1600 Riveredge Parkway, Suite 200, Atlanta, Georgia 30328, provided, however, that any such communication to the Company may also, at the option of the Person sending such communication, be delivered by any other means either to the Company at its address specified above or to any Authorized Officer of the Company. Any communication pursuant to paragraph 2 shall be made by the method specified for such communication in paragraph 2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a telecopier communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the telecopier terminal the number of which is listed for the party receiving the communication in the Information Schedule or at such other telecopier terminal as the party receiving the information shall have specified in writing to the party sending such information.

                 11J.       PAYMENTS DUE ON NON-BUSINESS DAYS.  Anything in
this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on, or Yield-Maintenance Amount payable with respect to, any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such Business Day.

                 11K.       DESCRIPTIVE HEADINGS.  The descriptive headings of
the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                 11L.       SATISFACTION REQUIREMENT.  If any agreement,
certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser, to any holder of Notes or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser, such holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

                 11M.       GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED
AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAW OF THE STATE OF NEW YORK.

                 11N.       SEVERALTY OF OBLIGATIONS.  The sales of Notes to
the Purchasers are to be several sales, and the obligations of Prudential and the Purchasers under this Agreement are several obligations. No failure by Prudential or any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of its obligations hereunder, and neither Prudential nor any Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other such Person hereunder.

                 11O.       COUNTERPARTS.  This Agreement may be executed in
any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                 11P.       BINDING AGREEMENT.  When this Agreement is executed
and delivered by the Company, and Prudential, it shall become a binding agreement between the Company, and Prudential. This Agreement shall also inure to the benefit of each Purchaser which shall have executed and delivered a Confirmation of Acceptance, and each such Purchaser shall be bound by this Agreement to the extent provided in such Confirmation of Acceptance.



                                        Very truly yours,

                                        CROWN CRAFTS, INC.

(CORPORATE SEAL)                        By:   /s/ Robert E. Schnelle
                                              ----------------------
                                              Robert E. Schnelle
                                              Treasurer


The foregoing Agreement is
hereby accepted as of the
date first above written.

THE PRUDENTIAL INSURANCE COMPANY
  OF AMERICA

By:  /s/ Thomas Cecka
   ------------------------
      Vice President

PURCHASER SCHEDULE

                                        Aggregate
                                        Principal
                                        Amount of
                                        Notes to be              Note Denom-
                                        Purchased                 ination(s)
                                        -----------              -----------

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA                              $25,000,000              $22,000,000
                                                                  $3,000,000

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

         Account No. 050-54-526 in the case of the promissory
         note in the original principal amount of $22,000,000 and Account No. 000-01-159 in the case of the promissory note in the original principal amount of $3,000,000

         Morgan Guaranty Trust Company of New York
         23 Wall Street
         New York, New York 10015
         (ABA No.: 021-000-238)

         Each such wire transfer shall set forth the name of the Company, a reference to "7.27% Senior Notes due 2005, Security No. !Inv. 5202! in the case of the promissory note in the original principal amount of $22,000,000 and Security No. !Inv. 5203! in the case of the promissory note in the original principal amount of $3,000,000, and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(2)      Address for all notices relating to payments:

         The Prudential Insurance Company of America
         c/o Prudential Capital Group
         Four Gateway Center
         100 Mulberry Street
         Newark, New Jersey 07102-4077

         Attention:  Investment Structure and Pricing

(3)      Address for all other communications and notices:

         The Prudential Insurance Company of America
         c/o Prudential Capital Group
         1230 Peachtree Street, N.E.
         Suite 2525
         Atlanta, Georgia 30309

         Attention:  Managing Director

(4)      Recipient of telephone prepayment notices:

         Manager, Investment Structure and Pricing
         (201) 802-6429

(5)      Tax Identification No.: 22-1211670

                              INFORMATION SCHEDULE

                       AUTHORIZED OFFICERS FOR PRUDENTIAL



Catherine A. Cates
Robert R. Derrick
Walter E. DuPre
Prudential Capital Group
1230 Peachtree Street, N.E.
Suite 2525
Atlanta, Georgia  30309
Telephone:  (404) 881-4400
Facsimile:  (404) 881-4407

Thomas Cecka
Prudential Capital Group
Four Gateway Center
100 Mulberry Street
Newark, New Jersey  07102
Telephone:  (201) 802-8286
Facsimile:  (201) 802-6432

                     AUTHORIZED OFFICERS FOR THE COMPANY


Michael H. Bernstein
President and Chief Executive Officer

Paul A. Criscillis, Jr.
Vice President, Chief Financial Officer

Roger D. Chittum
Vice President, Law and Administration, Secretary

Robert E. Schnelle
Treasurer

Crown Crafts, Inc.
1600 Riveredge Parkway
Suite 200
Atlanta, Georgia 30328

Telephone:       (770) 644-6400
Facsimile:       (770) 644-6233

                                                                     EXHIBIT A-1


                             FORM OF SERIES A NOTE


                               CROWN CRAFTS, INC.


                      7.27% SENIOR SERIES A NOTE DUE 2005


No. _____                                                                 [Date]
$________


         FOR VALUE RECEIVED, the undersigned, CROWN CRAFTS, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Georgia, hereby promises to pay to _________________________________, or registered assigns, the principal sum of ____________________ DOLLARS on October 12, 2005 with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the rate of 7.27%% per annum from the date hereof, payable quarterly on the 12th day of January, April, July and October in each year, commencing with the January, April, July or October next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield Maintenance Amount and any overdue payment of interest, payable quarterly as aforesaid
(or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.27% or (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

         Payments of principal, Yield Maintenance Amount, if any, and interest are to be made at the main office of Morgan Guaranty Trust Company of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

         This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Note Purchase and Private Shelf Agreement, dated as of October 12, 1995 (herein called the "Agreement"), between the Company, on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate which becomes party thereto, on the other hand, and is entitled to the benefits thereof. As provided in the Agreement, this Note is subject to prepayment, in whole or from time to time in part, in certain cases without Yield Maintenance Amount and in other cases with the Yield Maintenance Amount specified in the Agreement.

         This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         The Company agrees to make prepayments of principal of this Note on the dates and in the amounts specified in the Agreement.

         In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

         Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Agreement.

         THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAW OF SUCH STATE.





                                        CROWN CRAFTS, INC.


                                        By:
                                            --------------------------
                                        Title:

                                                                     EXHIBIT A-2



                               FORM OF SHELF NOTE


                               CROWN CRAFTS, INC.





No.  _________
ORIGINAL PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:
INTEREST RATE:
INTEREST PAYMENT DATES:
FINAL MATURITY DATE:
PRINCIPAL PREPAYMENT DATES AND AMOUNTS:


         FOR VALUE RECEIVED, the undersigned, CROWN CRAFTS, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Georgia hereby promises to pay to _______________________, or registered assigns, the principal sum of _______________________ DOLLARS [on the Final Maturity Date specified above] [, payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof,] with interest (computed on the basis of a 360-day year -- 30-day month) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield Maintenance Amount and any overdue payment of interest, payable on each Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2% over the Interest Rate specified above or (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

         Payments of principal, Yield Maintenance Amount, if any, and interest are to be made at the main office of Morgan Guaranty Trust Company of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.





                                     A-2-1

         This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Private Shelf Agreement, dated as of October 12, 1995 (herein called the "Agreement"), between the Company and The Prudential Insurance Company of America and each Prudential Affiliate (as defined in the Agreement) which becomes party thereto, on the other hand, and is entitled to the benefits thereof.

         This Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

         This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner thereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

         Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Agreement.

         THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAW OF SUCH STATE.

                               CROWN CRAFTS, INC.

                                        By
                                           ------------------------------------
                                           Title:





                                     A-2-2

                                                                       EXHIBIT B

                          FORM OF REQUEST FOR PURCHASE

                               CROWN CRAFTS, INC.




         Reference is made to the Note Purchase and Private Shelf Agreement (the "Agreement"), dated as of October 12, 1995 between Crown Crafts, Inc. (the "Company"), The Prudential Insurance Company of America ("Prudential") and each Prudential Affiliate which becomes party thereto, on the other hand. Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Agreement.

         Pursuant to Paragraph 2B (4) of the Agreement, the Company hereby makes the following Request for Purchase.

         1.      Aggregate principal amount of the Notes covered
                 hereby (the "Notes")...........................$_______________

         2.      Individual specifications of the Notes:

                                           Principal
                            Final          Prepayment        Interest
          Principal         Maturity       Dates and         Payment
          Amount(1)         Date           Amounts           Period(2)
          ---------         --------       ----------        ---------




         (1) Minimum principal amount of $5,000,000.

         (2) Specify quarterly or semi-annually.

         3.      Use of proceeds of the Notes:

         4.      Proposed day for the closing of the purchase and sale of the
                 Notes:

         5.      The purchase price of the Notes is to be transferred to:

                 Name, Address
                 and ABA Routing                   Number of
                 Number of Bank                    Account
                 ---------------                   ---------







         6. The Company certifies (a) that the representations and warranties contained in paragraph 8 of the Agreement are true on and as of the date of this Request for Purchase except to the extent of changes caused by the transactions contemplated in the Agreement and, (b) that there exists on the date of this Request for Purchase no Event of Default or Default.

         7. The Issuance Fee to be paid pursuant to the Agreement will be paid by the Company on the closing date.


                               CROWN CRAFTS, INC.


                               By
                                  -----------------------------
                                  Title:


Dated:

                                                                       EXHIBIT C




                       FORM OF CONFIRMATION OF ACCEPTANCE

                               CROWN CRAFTS, INC.



         Reference is made to the Note Purchase and Private Shelf Agreement (the "Agreement"), dated as of October 12, 1995, between Crown Crafts, Inc. (the "Company"), The Prudential Insurance Company of America and each Prudential Affiliate which becomes a party thereto, on the other hand. All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.

         Pursuant to paragraph 2B(6) of the Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:

I.       Aggregate principal amount $_________

         (A)     (a)      Name of Purchaser:
                 (b)      Principal Amount:
                 (c)      Final maturity date:
                 (d)      Principal installment dates and amounts:
                 (e)      Interest rate:
                 (f)      Interest payment period:

         (B)     (a)      Name of Purchaser:
                 (b)      Principal Amount:
                 (c)      Final maturity date:
                 (d)      Principal installment dates and amounts:
                 (e)      Interest rate:
                 (f)      Interest payment period:

         [(C), (D).....:  same information as to any other Purchaser]

II.      Closing Day:  _____________________

Dated:               CROWN CRAFTS, INC.




                     By:
                         ---------------------------------
                         Title:



                         THE PRUDENTIAL INSURANCE
                          COMPANY OF AMERICA



                         By:
                             -----------------------------
                              Vice President


                         [Signature block for each named purchaser other than Prudential]

                                                                     EXHIBIT D-1


                     [FORM OF OPINION OF COMPANY'S COUNSEL]

                        [Letterhead of ________________]


                                                               [Date of Closing]

The Prudential Insurance Company of America
c/o Prudential Capital Group
Four Gateway Center
100 Mulberry Street
Newark, New Jersey  07102



Ladies and Gentlemen:

         As ___________________ of CROWN CRAFTS, INC. (the "Company") I am familiar with the Note Purchase and Private Shelf Agreement, dated as of October 12, 1995 (the "Agreement") between the Company, on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate which becomes a party thereto, on the other hand, pursuant to which the Company has issued to you today its Senior Series A Notes in the aggregate principal amount of $25,000,000 (the "Notes"). Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement. This letter is being delivered to you in satisfaction of the condition set forth in paragraph 3A(v) of the Agreement and with the understanding you are purchasing the Notes in reliance on the opinions expressed herein.

         In this connection, I have examined such certificates of public officials, certificates of officers of the Company and copies certified to my satisfaction of corporate documents and records of the Company and of other papers, and have made such other investigations, as I have deemed relevant and necessary as a basis for my opinion hereinafter set forth. I have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established. With respect to the opinion expressed in paragraph 3 below, I have also relied upon the representation made by you in paragraph 9(ii) of the Agreement.

         Based on the foregoing, it is my opinion that:

         1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Georgia. Each Subsidiary is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation. The Company and its Subsidiaries have the corporate power to carry on their respective businesses as now being conducted.

         2. The Agreement and the Notes have been duly authorized by all requisite corporate action and duly executed and delivered by authorized officers of the Company, and are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         3. It is not necessary in connection with the offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreement to register the Notes under the Securities Act or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

         4. The extension, arranging and obtaining of the credit represented by the Notes do not result in any violation of regulation G, T or X of the Board of Governors of the Federal Reserve System.

         5. The execution and delivery of the Agreement and the Notes, the offering, issuance and sale of the Notes and fulfillment of and compliance with the respective provisions of the Agreement and the Notes do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, or require any authorization, consent, approval, exemption, or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than routine filings after the date hereof with the Securities and Exchange Commission and/or state Blue Sky authorities) pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any applicable law (including any securities or Blue Sky law), statute, rule or regulation or (insofar as is known to us after having made due inquiry with respect thereto) any agreement (including, without limitation, any agreement listed in Schedule 8G to the Agreement), instrument, order, judgment or decree to which the Company or any of its Subsidiaries is a party or otherwise subject.

         6. A Georgia state court or a federal court sitting in the State of Georgia would give effect to the choice of New York law contained in the Agreement.



                               Very truly yours,

                                                                     EXHIBIT D-2

                     [FORM OF OPINION OF COMPANY'S COUNSEL]


                        [Letterhead of _______________]


                                                               [Date of Closing]


[Name(s) and address(es) of
purchaser(s)]


Ladies and Gentlemen:

         As _______________ of Crown Crafts, Inc. (the "Company") I am familiar with the Note Purchase and Private Shelf Agreement, dated as of October 12, 1995 (the "Agreement") between the Company, on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate which becomes a party thereto, on the other hand, pursuant to which the Company has issued to you today Senior Series ___ Notes of the Company in the aggregate principal amount of $__ __________ (the "Notes"). Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement. This letter is being delivered to you in satisfaction of the condition set forth in paragraph 3A(v) of the Agreement and with the understanding that you are purchasing the Notes in reliance on the opinions expressed herein.

         In this connection, I have examined such certificates of public officials, certificates of officers of the Company and copies certified to my satisfaction of corporate documents and records of the Company and of other papers, and have made such other investigations, as I have deemed relevant and necessary as a basis for my opinion hereinafter set forth. I have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established. With respect to the opinion expressed in paragraph 3 below, I have also relied upon the representation made by each of you in paragraph 9A of the Agreement.

         Based on the foregoing, it is my opinion that:

         1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Georgia. Each Subsidiary is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation. The Company and its Subsidiaries have the corporate power to carry on their respective businesses as now being conducted.

         2. The Agreement and the Notes have been duly authorized by all requisite corporate action and duly executed and delivered by authorized officers of the Company, and are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         3. It is not necessary in connection with the offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreement to register the Notes under the Securities Act or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

         4. The extension, arranging and obtaining of the credit represented by the Notes do not result in any violation of regulation G, T or X of the Board of Governors of the Federal Reserve System.

         5. The execution and delivery of the Agreement and the Notes, the offering, issuance and sale of the Notes and fulfillment of and compliance with the respective provisions of the Agreement and the Notes do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, or require any authorization, consent, approval, exemption, or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than routine filings after the date hereof with the Securities and Exchange Commission and/or state Blue Sky authorities) pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any applicable law (including any securities or Blue Sky law), statute, rule or regulation or (insofar as is known to us after having made due inquiry with respect thereto) any agreement (including, without limitation, any agreement listed in Schedule 8G to the Agreement), instrument, order, judgment or decree to which the Company or any of its Subsidiaries is a party or otherwise subject.

         6. A Georgia state court or a federal court sitting in the State of Georgia would give effect to the choice of New York law contained in the Agreement.


                               Very truly yours,

                                  Schedule 8A


                                  Subsidiaries

                                                                                     Percent of
                                                                                     Ownership
                                                                                     ----------
Benn Corp, a North Carolina corporation                                                 100%

Crown Crafts Home Furnishings, Inc., a New York corporation                             100%

Crown Crafts Home Furnishings of Illinois, Inc., a Delaware corporation                 100%

Crown Crafts Home Furnishings of California, Inc., a California corporation             100%

Crown Crafts International, Inc., a Georgia corporation                                 100%

G.W. Stores, Inc., a North Carolina corporation                                         100%

Textile, Inc., a North Carolina corporation                                             100%

Hans Benjamin Furniture, Inc., a South Carolina corporation                              51%

                                  Schedule 8G

                          Agreements Restricting Debt

1. $15,000,000 Revolving Credit Facility between NationsBank, National Association (Carolinas) and Crown Crafts, Inc. dated August 25, 1995.

2. $15,000,000 Revolving Credit Facility between Wachovia Bank of Georgia, N.A. and Crown Crafts, Inc. dated August 25, 1995.